SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2010

Zevotek, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-137210	05-0630427
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

900 Southeast Ocean Blvd.
Stuart, FL 34994
(Address of principal executive offices) (zip code)

772-600-2676
(Registrant's telephone number, including area code)

134 Cedar Street
Nutley, NJ 07110
(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2010, Adam Engel resigned from his positions as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director of Zevotek, Inc. (the “Company”) and from his positions of Secretary and director of Ionicbulb.com, Inc., the Company’s subsidiary.

On February 25, 2010, the Company’s board of directors appointed Robert Babkie as Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director.  Prior to his appointment, Mr. Babkie, 52, had been retired since 2008.  Mr. Babkie has over 27 years executive officer experience managing international importing, exporting and trading businesses.  From 1995 to 2008, he was president and chief executive officer of Babkie Stainless Corp., an international trading firm specializing in the import and export of stainless steel.  The U.S. based company had an international customer base, was closely engaged in doing business in China and had core competencies in selling stainless steel, warehousing and logistics and trade financing.  From 1980 to 1985, Mr. Babkie was vice president and sales manager of Babkie International Corp., an international trading firm specializing in the import and export of non-ferrous metals.

Item 9.01      Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Resignation of Adam Engel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEVOTEK, INC.
(Registrant)

Date: February 26, 2010	By:	/s/ Robert Babkie
Robert Babkie President and Chief Executive Officer